                          T.J. SMITH & COMPANY, INC.
                            OIL AND GAS CONSULTING
                            1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                              TEL: (713) 651-0651
                              FAX: (713) 655-7613


                     CONSENT OF T.J. SMITH & COMPANY, INC.

     As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2001 and to all references to our firm included in or made a part of the Mission Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed on or about March 28, 2002.

                                        T.J. Smith & Company, Inc.


                                        By: /s/ T.J. Smith
                                           ------------------------
                                           T.J. Smith, P.E.

Houston, Texas
March 22, 2002